Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

November 10, 2010
CONTACT: Stuart Rothstein	NYSE: ARI
(212) 822-0722

Apollo Commercial Real Estate Finance, Inc.

Announces Third Quarter 2010 Operating EPS of $0.45 and

Board Declares Dividend of $0.40 per Share

New York, NY, November 10, 2010 — Apollo Commercial Real Estate Finance, Inc. (the “Company”) (NYSE:ARI) reported Operating Earnings (as defined below) of $5,126, or $0.45 per share, for the three months ended September 30, 2010. Net income available to common stockholders for the same period was $2,356, or $0.21 per share. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

Operating Earnings is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income, computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted for (i) non-cash equity compensation expense, (ii) depreciation and amortization and (iii) any unrealized gains or losses or other non-cash items included in net income. Table 1, provided below, reconciles Operating Earnings per share to diluted net income per share available to common stockholders.

Dividend

On November 10, 2010, the Company announced that its Board of Directors declared a dividend of $0.40 per share of common stock which is payable on January 12, 2011 to common stockholders of record on December 31, 2010.

Investment Activity

On August 5, 2010, the Company acquired a $24,000 two-year interest-only first mortgage loan on a newly constructed 155-room boutique hotel in midtown Manhattan, New York. The loan has an appraised loan-to-value of 40% and an interest rate fixed at 8.00%.

During the three months ended September 30, 2010, the Company purchased AAA-rated legacy commercial mortgage-backed securities (“CMBS”) with a face amount of $168,385 and a cost of $174,859. The CMBS were financed with $150,826 of borrowings under the Company’s repurchase facility with Wells Fargo Bank, N.A. (the “Wells Facility”), $125,639 of which had settled at September 30, 2010.

In order to mitigate interest rate risk resulting from the Company’s floating-rate borrowings under the Wells Facility, the Company entered into interest rate swap and cap agreements with an aggregate notional equal to the borrowings outstanding under the Wells Facility. The Company chose not to pursue hedge accounting for these derivative instruments and will record the change in estimated fair value related to interest rate agreements in earnings. Since these same interest rate agreements also serve to hedge the interest rate sensitivity of the CMBS securing the Wells Facility borrowings, the Company also elected to record the change in estimated fair value of this CMBS in earnings. This election allows the Company to align the change in the estimated fair value of the Wells Facility collateral and related interest rate hedges without having to apply complex hedge accounting provisions.

For the three and nine months ended September 30, 2010, the Company recognized a loss of $286 related to changes in mark-to-market on CMBS securing the Wells Facility borrowings and a loss of $690 related to interest rate agreements hedging the Wells Facility borrowings. A portion of the loss on interest rate agreements is attributable to the Company deferring the cost of the interest rate caps by increasing the fixed-rate leg of the interest rate swaps rather than making an upfront payment.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments at September 30, 2010:

Asset type	Carrying Value	Cost Basis	Borrowings	Invested equity at cost	Weighted Average IRR *
Commercial mortgage loans	$109,813	$109,813	$—	$109,813	8.3%
Mezzanine Loans	58,994	58,994	—	58,994	13.0%
AAA CMBS - financed with TALF borrowings	376,138	368,254	(305,335)	62,919	13.4%
AAA CMBS - financed with Wells Facility borrowings	174,426	174,712	(150,826)**	23,886	12.6%

Total invested equity at cost	$719,371	$711,773	$(456,161)	$255,612	11.1%

*	The IRRs for the investments shown in the above table reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager, at the time each investment is made, calculated on a weighted average basis assuming no extensions, dispositions, early prepayments or defaults and include the fully hedged cost of borrowings under the Wells Facility. We have also assumed that the cost of financing each investment will remain constant over the life of the investment. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See “Risk Factors” in the reports filed by the Company with the Securities and Exchange Commission for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.

**	Includes $25,187 of borrowings under the Wells Facility for a trade executed in September 2010 but not settled until October 2010.

Repurchase Facility

During August 2010, the Company through an indirect wholly owned subsidiary entered into a master repurchase agreement with Wells Fargo Bank, N.A. pursuant to which the Company may borrow up to $250,000 in order to finance the acquisition of AAA-rated CMBS. The Wells Facility has a term of one year, with two one-year extensions available at the Company’s option, subject to certain restrictions and advances under the Wells Facility accrue interest at a per annum pricing rate of 30-day LIBOR plus 1.25%. In order to mitigate interest rate risk resulting from the Company’s floating-rate borrowings under the Wells Facility, the Company entered into interest rate swap and cap agreements with an aggregate notional equal to the borrowings outstanding under the Wells Facility. Borrowings outstanding under the Wells Facility at September 30, 2010 totaled $125,639.

During October 2010, the Company borrowed an additional $117,089 under the Wells Facility, of which $25,187 was used to settle an unsettled trade from September 2010 and $91,902 was used to purchase additional CMBS with an aggregate face amount of $102,962 and an aggregate cost of $107,539. Total borrowings of $242,728 currently outstanding under the Wells Facility bear interest at a fully-hedged weighted average interest rate of 2.2%. Through the date hereof, the Company has deployed equity totaling $39,670 to purchase CMBS financed under the Wells Facility.

Secondary Offering

During September 2010, the Company completed a follow-on public offering of 6,900,000 shares of its common stock at a price of $16.00 per share, which included 900,000 shares of common stock sold pursuant to the underwriters’ full exercise of their over-allotment option. Net proceeds (after deducting underwriting fees and expenses) were approximately $104,324.

Book Value

The Company’s GAAP book value per share at September 30, 2010 was $17.21. Included in GAAP book value per share at September 30, 2010 is an accrual for a $10,000 deferred underwriting fee. The Company did not make any payments related to underwriting fees at the time of its initial public offering (“IPO”). Instead, ACREFI Management, LLC, its external manager, paid 80% of such fees and the IPO underwriters agreed to defer the remaining 20%. The Company has agreed to reimburse ACREFI Management, LLC for the underwriting fees it paid, and to pay the remaining 20% of the deferred fees (a total of $10,000) if, during any period of four consecutive calendar quarters during the 16 full calendar quarters after the IPO, the Company’s Core Earnings (as defined in the underwriting agreement entered into with the IPO underwriters in connection with the IPO) for any such four-quarter period exceeds an 8% performance hurdle rate.

The book value per share of the Company, prior to the accrual of the deferred underwriting fee, was $17.78 at September 30, 2010.

Reconciliation of Operating Earnings Per Share to Net Income Available to Common Stockholders Per Share (Table 1)

The table below reconciles Operating Earnings with net income available to common stockholders for the three months ended September 30, 2010:

	Three Months Ended September 30, 2010	Earnings Per Share (Diluted)
Operating earnings:
Net income	$2,356	$0.21
Adjustments:
Unrealized loss on derivative instruments	690	0.06
Unrealized loss on securities	286	0.02
Non-cash stock-based compensation expense	339	0.03
Amortization expense
Premium amortization	1,152	0.10
Deferred financing cost amortization	303	0.03

Total adjustments:	2,770	0.24

Operating earnings	$5,126	$0.45

Basic weighted average common shares outstanding		11,330,573
Diluted weighted average common shares outstanding		11,448,125

Teleconference Details:

The Company will be hosting a conference call to discuss its financial results on Thursday, November 11, 2010 at 8:30 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s second quarter earnings teleconference call should dial from the U.S., (877) 263-2989, or from outside the U.S., (702) 928-7168, shortly before 8:30 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 17017127). Please note that the teleconference call will be available for replay beginning at 9:30 a.m. on Thursday, November 11, 2010, and ending at midnight on Thursday, November 18, 2010. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291, and enter conference identification number 17017127.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a commercial real estate finance company that originates, invests in, acquires and manages senior performing commercial real estate mortgage loans, commercial mortgage-backed securities, and other commercial real estate-related debt investments in the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company, an indirect subsidiary of Apollo Global Management, LLC. Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands – except share and per share data)

	September 30, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$58,778	$129,969
Contractual deposits	15	90
Securities available-for-sale, at estimated fair value	376,138	153,614
Securities at estimated fair value	174,426	—
Commercial mortgage loans	109,813	—
Mezzanine loans	58,994	50,000
Interest receivable	4,294	1,210
Deferred financing costs, net	3,005	254
Other assets	34	—

Total Assets	$785,497	$335,137

Liabilities and Stockholders’ Equity
Liabilities:
TALF borrowings	$305,335	$128,106
Borrowings under repurchase agreements	125,639	—
Investments purchased, not yet settled	30,346	—
Derivative instruments	690	—
Accounts payable and accrued expenses	3,482	349
Payable to related party	761	1,385
Dividends payable	7,140	—
Deferred underwriting fee ($8,000 of which is payable to the Manager)	10,000	10,000

Total Liabilities	483,393	139,840

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 450,000,000 shares authorized, 17,551,905 and 10,762,500 shares issued and outstanding in 2010 and 2009, respectively	176	107
Additional paid-in-capital	294,045	198,436
Accumulated deficit	—	(2,172)
Accumulated other comprehensive income (loss)	7,883	(1,074)

Total Stockholders’ Equity	302,104	195,297

Total Liabilities and Stockholders’ Equity	$785,497	$335,137

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands – except share and per share data)

	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010	For the Period from September 29, 2009 (Commencement of Operations) Through September 30, 2009
Net interest margin:
Interest income from securities	$4,356	$11,643	$—
Interest income from commercial mortgage loans	2,123	4,723	—
Interest income from mezzanine loans	1,952	5,386	—
Interest expense	(2,930)	(7,293)	—

Net interest margin	5,501	14,459	—

Operating expenses:
General and administrative expenses (includes $339 and $1,098 of non-cash stock based compensation in 2010)	1,360	4,157	75
Management fees to related party	761	2,220	17

Total operating expenses	2,121	6,377	92
Interest income from cash balances	1	9	1
Realized loss on sale of security	—	(33)	—
Unrealized loss on securities	(286)	(286)	—
Unrealized loss on derivative instruments	(690)	(690)	—
Realized loss on derivative instruments	(49)	(49)	—

Net income	$2,356	$7,033	$(91)

Basic net income per share of common stock	$0.21	$0.64	$(0.01)

Diluted net income per share of common stock	$0.21	$0.64	$(0.01)

Basic weighted average common shares outstanding	11,330,573	10,919,333	10,757,500
Diluted weighted average common shares outstanding	11,448,125	10,996,678	10,757,500

Dividend declared per share of common stock	$0.40	$1.10	$—